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                                                                     EXHIBIT 3.4


     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)

                    RULES OF THE BOARD OF CORPORATE AUDITORS


                                                     Established: March 27, 1995

Article 1 (Purpose)

The matters relating to the Board of Corporate Auditors of the Company shall be as stipulated herein, as well as stipulated in laws and ordinances and/or the Company's Articles of Incorporation.

Article 2 (Meetings of the Board of Corporate Auditors)

1 A meeting of the Board of Corporate Auditors shall in principle be held once during a three-month period.

2 In addition to the regular meetings in the preceding paragraph, an extraordinary meeting of the Board of Corporate Auditors may be held in the case of necessity.

Article 3 (Convener and Chairman)

1 The meetings of the Board of Corporate Auditors shall be convened by the Auditor determined in advance by the Board of Corporate Auditors; provided that any one of the other Auditors shall not be prevented from convening the meetings of the Board of Corporate Auditors.

2 The person who convenes a meeting of the Board of Corporate Auditors pursuant to the previous paragraph shall act as chairman at such meeting.

Article 4 (Notice of Meeting)

1 Notice to convene a meeting of the Board of Corporate Auditors shall be sent to each Auditor two (2) weeks prior to the date of the meeting; provided that the above period may be shortened in the case of urgent necessity.

2 A meeting of the Board of Corporate Auditors may be held without the procedures as stipulated in the preceding paragraph with consent of all of the Auditors.

Article 5 (Matters to Be Resolved)

Matters to be resolved at or to be reported to the Board of Corporate Auditors shall be as listed in the attached document.

Article 6 (Manner of Resolution)

Unless otherwise prescribed by laws or ordinances, all resolutions of the Board of Corporate Auditors shall be adopted by a majority of all of the Auditors.

Article 7 (Minutes)

An outline of the proceedings at the Board of Corporate Auditors and results thereof shall be recorded in the minutes of the meeting, and the Auditors present at the meeting shall affix their signatures (and seal impressions) to the minutes, which shall be kept at the head office of the Company.
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     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)

(Attached to Rules of the Board of Corporate Auditors)

MATTERS TO BE RESOLVED AT AND TO BE REPORTED TO THE BOARD OF CORPORATE AUDITORS

        (Note) Numbers written in ( ) next to the items correspond to the articles of the Commercial Code(C) and the Special Act regarding Auditing(S).


MATTERS TO BE RESOLVED

1 Matters with regard to auditing policy, the methods of investigation of the condition of the Company's affairs and properties and any other matters relating to performance of the Corporate Auditors' duties (S18-2)

2       Matters with regard to appointment of the Accounting Auditor

        (1) Consent with a proposal to be submitted to a meeting of Shareholders regarding appointment, non-reappointment and dismissal of the Accounting Auditor (S3, 5-2, 6)

        (2) Demand to make the issues regarding appointment, non-reappointment and dismissal of the Accounting Auditor the subject of a meeting of Shareholders (S3, 5-2, 6)

        (3) Demand to submit a proposal to a meeting of Shareholders regarding appointment of the Accounting Auditor (S3)

        (4) Appointment of a person to temporarily perform duties of the Accounting Auditor in the case of absence of the Accounting Auditor (S6-4)

        (5) Dismissal of the Accounting Auditor due to the basis stipulated in laws (S 6-2, 18-3)

        (6) In case that the Accounting Auditor is dismissed, to appoint a particular Corporate Auditor who reports the reason for the dismissal at a meeting of Shareholders (S6-2)

3 Matters with regard to the organization and operations of the Board of Corporate Auditors

4 Other matters as stipulated in laws and ordinances and/or the Company's Articles of Incorporation, and matters deemed to be necessary by the Board of Corporate Auditors

MATTERS TO BE CONSULTED

1       Matters with regard to preparation for Corporate Auditor's Report (S14)

2 Matters with regard to meetings of Shareholders and meetings of the Board of Directors

        (1)     Explanation at a meeting of Shareholders (C237-3)

        (2)     Report to the Board of Directors (C260-3)

        (3) Demand to convene a meeting of the Board of Directors and convocation of such a meeting (C260-3)

        (4) Investigation of proposals and documents to be submitted to a meeting of Shareholders and statement of opinion as to such proposals and documents (C275)

3       Matters with regard to status of the Corporate Auditors
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     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)

        Statement of opinion relating to appointment and dismissal and remuneration of the Corporate Auditors (C275-3,279)

4       Matters with regard to supervisions and corrective actions

        (1)     Prohibition of involvement of the Directors in illegal action
                (C275-2)

        (2) Filing various kinds of lawsuits and procedures. (C247, 280-15, 380, 381, 415, 428, 431,452)

5 Matters with regard to a shareholder's demand to enter a lawsuit searching responsibility of any of the Directors and representation of the Company in a lawsuit between any of the Directors and the Company (C267, 275-4)

6 Other matters as stipulated in the laws and ordinances and/or Articles of Incorporation, and matters deemed to be necessary by the Board of Corporate Auditors

MATTERS TO BE REPORTED

1       Matters to be reported by the Directors

        (1) Report as to discovery of a subject which may cause serious damage to the Company (C 274-2)

        (2) Receipt of the accounting documents and the appended schedules thereof (S12, 19)

2       Matters to be reported by the Accounting Auditor

        (1) Report as to discovery of dishonest acts or important facts in violation of laws or ordinances or the Articles of Incorporation concerning any director's execution of duties (S8)

        (2)     Receipt of the Audit Report (S13)

3       Matters to be reported by the Corporate Auditors

        (1) Report as to the state of the performance of the Corporate Auditors' duties (S18-2)

        (2) Report as to investigation of Audit Report issued by Accounting Auditor (S14)

4 Other matters as stipulated in the laws and ordinances and/or Articles of Incorporation, and matters deemed to be necessary by the Board of Corporate Auditors

                                  *    *    *

                                 REPRESENTATION

     The undersigned certifies that the foregoing is a fair and accurate English translation of the original Japanese language document.




                                   /s/ Tsunetoshi Ishibashi
                                   _______________________________________
                                   Tsunetoshi Ishibashi
                                   Chairman